UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report: October 16, 2006
BANK MUTUAL CORPORATION
(Exact name of registrant as specified in its charter)

Wisconsin	000-31207	39-2004336

(State or other jurisdiction of incorporation)	(Commission File Number	(I.R.S. Employer Identification No.)

4949 West Brown Deer Road, Milwaukee, Wisconsin	53223

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:
(414) 354-1500
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 2.02. Results of Operations and Financial Condition
SIGNATURES
Press Release

Item 1.01 Entry into a Material Definitive Agreement.
On October 16, 2006, the Board of Directors of Bank Mutual (the “Bank”), a wholly-owned subsidiary of Bank Mutual Corporation, agreed to an extension of the Employment Agreement between the Bank and Michael T. Crowley, Jr. (as amended by prior amendments and the current amendment, the “Employment Agreement”) for one year. The Employment Agreement contemplates annual extensions by the Board to maintain a rolling three-year term. The Agreement will now expire on December 31, 2009, unless further extended; prior to this extension, the Agreement would have expired on December 31, 2008. The terms of the Agreement are not otherwise affected by the extension.
Item 2.02. Results of Operations and Financial Condition.
On October 19, 2006, Bank Mutual Corporation announced its results for the third quarter of fiscal 2006, ended September 30, 2006. A copy of Bank Mutual’s related press release is furnished to the Commission by attaching it as Exhibit 99.1 to this report.
* * * * *
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	October 20, 2006	BANK MUTUAL CORPORATION

(Registrant)

		By:	/s/ Rick B. Colberg

Rick B. Colberg
Chief Financial Officer

2